Exhibit 99.1

FOR IMMEDIATE RELEASE December 23, 2010

Contact Information Below

CoreLogic Announces Sale of First Advantage Businesses

—EXECUTING ON ITS STRATEGY TO FOCUS ON CORE BUSINESSES—

SANTA ANA, Calif., Dec. 23, 2010––CoreLogic (NYSE: CLGX), a leading provider of information, analytics and business services, today announced an agreement to sell its Employer Services and Litigation Support businesses. The businesses will be acquired by Symphony Technology Group (STG), and will operate under the brand name First Advantage. CoreLogic will retain the remaining businesses that had been part of the former First Advantage Corporation that were acquired in November 2009.

In August of this year, CoreLogic announced its intention to pursue the sale of these businesses. The execution of an agreement with STG is the culmination of that process. The sale price of $265 million is an all-cash transaction.

“The successful sale of these businesses represents a significant milestone for CoreLogic,” said Anand Nallathambi, president and CEO of CoreLogic. “These are valuable businesses with good growth potential, but we determined that they do not have a long-term strategic fit within CoreLogic. We are pleased with the outcome of the sales process and are confident that STG will build on the market-leading position held by these businesses. As previously stated, we expect to redeploy cash received from this transaction towards acquisitions of businesses with greater strategic relevance to fortify our market presence and leadership.”

“First Advantage has a long history of providing a comprehensive suite of solutions to customers in its core markets,” said Bill Chisholm, managing director with STG. “We are delighted to partner with the management team to build a leading HR and legal information- and technology-enabled services company that will provide its clients with the industry’s best customer experience.”

Macquarie Capital advised CoreLogic in the sale process for the First Advantage businesses.

FOR IMMEDIATE RELEASE December 23, 2010

Certain statements made in this press release, including, but not limited to, those related to the expected closing of the sale of the employer services and litigation support businesses, the anticipated use of proceeds from the sale and CoreLogic’s intended acquisition strategy are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in CoreLogic’s Current Report on Form 8-K filed on June 1, 2010 and Part I, Item 1A of our most recent Annual Report on Form 10-K, as updated by CoreLogic’s Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

About CoreLogic

CoreLogic is a leading provider of consumer, financial and property information, analytics and services to business and government. The company combines public, contributory and proprietary data to develop predictive decision analytics and provide business services that bring dynamic insight and transparency to the markets it serves. CoreLogic has built the largest and most comprehensive U.S. real estate, mortgage application, fraud, and loan performance databases and is a recognized leading provider of mortgage and automotive credit reporting, property tax, valuation, flood determination, and geospatial analytics and services. More than one million users rely on CoreLogic to assess risk, support underwriting, investment and marketing decisions, prevent fraud, and improve business performance in their daily operations. Formerly, the information solutions group of The First American Corporation, CoreLogic began trading under the ticker CLGX on the NYSE on June 2, 2010. The company, headquartered in Santa Ana, Calif., has more than 10,000 employees globally with 2009 revenues of $2 billion. For more information visit www.corelogic.com.

FOR IMMEDIATE RELEASE December 23, 2010

About Symphony Technology Group

Symphony Technology Group (STG) is a strategic private equity firm with the mission of investing in and building great software and services companies. In addition to capital, STG provides transformation expertise to enable its companies to deliver maximum value to their clients, to drive growth through innovation, to retain and attract the best talent and to achieve best in class business performance. STG’s current portfolio consists of eight global companies. For more information, visit: www.symphonytg.com.